UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 16, 2004


                     SPORTS ENTERTAINMENT ENTERPRISES, INC.


               (Exact name of registrant as specified in charter)


          Colorado                      0-17436                  84-1034868
          --------                      -------                  ----------
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)



 6730 Las Vegas Blvd. South
      Las Vegas, Nevada                                          89119
      -----------------                                          -----
    (Address of principal                                     (Zip Code)
     executive offices)

Registrant's telephone number, including area code:  (702) 798-7777
                                                    ---------------

                                 Not Applicable
                 ----------------------------------------------
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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                           CURRENT REPORT ON FORM 8-K


                     SPORTS ENTERTAINMENT ENTERPRISES, INC.


                                December 16, 2004


Item 1.01 Entry into a Material Definitive Agreement

         On December 16, 2004 Sports Entertainment Enterprises, Inc. ("SPEA" or the "Company") entered into a definitive agreement with two entities controlled by Lisa Marie Presley, and RFX Acquisition LLC ("RFX Acquisition"), a company formed and controlled by Robert F.X. Sillerman, which if consummated will result in RFX Acquisition acquiring a controlling interest in SPEA simultaneous with and conditioned upon SPEA's acquisition of a controlling interest in entities which control the commercial utilization of the name, image and likeness of Elvis Presley, the operation of Graceland and the surrounding properties, as well as revenue derived from Elvis' music, films and television specials.

As part of the contemplated transaction, RFX Acquisition will contribute $3.43 Million cash to SPEA in exchange for 34,320,124 newly issued shares of SPEA common stock. In addition to the shares received from the Company, RFX Acquisition will receive warrants to purchase 8,689,599 shares of the common stock at $1.00 per share, 8,689,599 shares of common stock at $1.50 per share, and 8,689,599 shares of common stock at $2.00 per share. Simultaneous with this exchange, RFX Acquisition will also acquire an aggregate of 2,240,397 shares of the Company's common stock directly from certain principal stockholders of the Company at the same price of $0.10 per share. Upon consummation of these transactions, RFX Acquisition and its affiliates, including Mr. Sillerman, will own approximately 94% of the outstanding capital stock of the Company (or 96% assuming exercise of the warrants).

Simultaneous with and conditioned upon the contribution by RFX Acquisition, Ms. Presley will contribute 85% of the outstanding equity interests of the two entities that own the assets of and control the Presley businesses in exchange for total consideration of approximately $100 Million, consisting of approximately $53.0 Million in cash, approximately $22.0 Million in Preferred Stock of SPEA, 500,000 shares of SPEA common stock and the assumption or extinguishment of approximately $25.0 Million of outstanding indebtedness. Ms. Presley will retain a 15% interest in the two entities, which would operate as 85%-controlled subsidiaries of the Company.

The Board of Directors of SPEA unanimously approved the entering into of the aforementioned definitive agreements.

Though the transaction does not have a financing condition, RFX Acquisition may seek equity or debt financing on behalf of SPEA to fund the cash portion of the Presley purchase price. If financing is not available on terms that RFX Acquisition deems reasonable, RFX Acquisition and its principals have indicated to SPEA that they will consider providing additional equity capital to the Company. Such equity financing may result in additional dilution to SPEA's stockholders.

RFX Acquisition and the Presley entities have the right, under certain limited circumstances, to require SPEA to assign its rights under the proposed transaction to another inactive publicly traded company. Accordingly, there can be no assurance that the transactions will be consummated or, if consummated, that SPEA will be a participant. Approval of SPEA's shareholders will not be required to consummate the transactions.

If and when the transaction is consummated and upon compliance with all applicable rules and regulations, it is anticipated that Mr. Sillerman and his designees will assume control of the Company's Board of Directors, though at least 50% of such designees will be unaffiliated and meet the standards for "independence" as such term is defined by the major stock exchanges. Following completion of the transaction, Mr. Sillerman will have sufficient voting control to elect the Board of Directors. In connection with her receipt of the Preferred Stock, Ms. Presley will have the right to either serve as a director of the Company or to designate an individual to serve on her behalf. In accordance with Rule 14(f) of the Securities Exchange Act of 1934, as amended, a Schedule 14F will be mailed to SPEA's stockholders prior to effectuation of such change of control. It is contemplated that following the closing, the current executive officers of SPEA will resign.


Item 7.01 Regulation FD Disclosure.

The Company is furnishing the information included as Exhibit 99.1 to this report pursuant to Regulation FD. This information is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. On December 16, 2004, the Company issued a press release relating to its execution of definitive agreements relating to a potential change in control and a potential material acquisition as described in Item 1.01

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SPORTS ENTERTAINMENT ENTERPRISES, INC.


Dated:  December 16, 2004              By:/s/ Vaso Boreta,
                                          ---------------------------------
                                          President, Chief Executive Officer

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                                  Exhibit Index


Exhibit No.            Description
-----------            -----------

99.1                   SPEA's press release dated December 16, 2004.